Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Financial Stuart F. Bradt Controller (651) 312-3715 sfbradt@bremer.com Public Relations Karen J. Greenwood Public Relations Specialist (651) 312-3674 kjgreenwood@bremer.com

BREMER REPORTS SECOND QUARTER 2004 EARNINGS

    St. Paul, Minn. (July 27, 2004) — Bremer Financial Corporation reported net income of $14.9 million for the three months ended June 30, 2004, a decline of 2.9% from the $15.4 million earned for the same three-month period in 2003. On a year-to-date basis through June 30, 2004, net income was $29.3 million, compared to $31.6 million earned in the first six months of 2003. Return on average equity for the second quarter of 2004 was 12.58% compared to 13.83% in the second quarter of 2003, while return on average assets was 1.04% in the second quarter of 2004 compared to 1.16% in the second quarter of 2003.

Net interest income for the second quarter of 2004 was $47.4 million, an increase of $1.0 million from the $46.4 million reported for the same period a year ago. Meanwhile, our net interest margin declined to 3.66% in the second quarter of 2004 from 3.93% in the second quarter of 2003. On a year-to-date basis, net interest income increased $698.0 thousand or .8% from the first six months of 2003, while our net interest margin decreased to 3.66% from 4.02%. Offsetting the decline in net interest margin when comparing the two six-month periods was an increase in our average loans and leases of $322.7 million, or 8.7%.

The decline in our net interest margin is primarily the result of the prolonged low interest rate environment. The average yield on our earning assets declined 65 basis points when comparing the first six months of

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Bremer Reports Second Quarter 2004 Earnings

2004 with the first six months of 2003. Meanwhile, and largely as a result of competitive pressure in deposit markets and already historically low deposit rates, we were able to reduce the average cost of our interest bearing liabilities by only 33 basis points when comparing the same two periods. With the recent increase in market interest rates, we expect our net interest margin to improve during the second half of 2004.

Noninterest income of $19.4 million in the second quarter of 2004 reflected a $3.1 million or 13.7% decrease from the $22.5 million of noninterest income recorded in the second quarter of 2003. Increases of 19.4%, 12.3% and 32.4% in insurance, trust and brokerage revenues, respectively, were more than offset by lower gains on the sale of loans and securities. When comparing the second quarter of 2004 with the second quarter of 2003, insurance, trust and brokerage revenues increased a combined $1.1 million or 19.4%, while gains on the sale of loans and securities declined a combined $4.7 million. The decline in gains on sale of loans in the second quarter of 2004 can be attributed to a reduced level of residential mortgage loan refinancing activity.

Noninterest expense increased $933.0 thousand or 2.2% to $43.2 million in the second quarter of 2004 from $42.3 million in the second quarter of 2003. On a year-to-date basis, total noninterest expense increased $1.4 million or 1.7% to $84.6 million in 2004 from $83.2 million in 2003. Recently improved trends in our medical claims activity, which allowed for a reduction in our employee health costs in the first six months of 2004 as compared to those recorded in the first six months of 2003, positively affected the noninterest expense comparison between the two periods.

Nonperforming assets at June 30, 2004 were $18.0 million, compared to $23.9 million at December 31, 2003 and $33.8 million at June 30, 2003. Correspondingly, the ratio of nonperforming assets to total loans, leases and other real estate owned (OREO) decreased to 0.42% at June 30, 2004 from 0.60% at December 31, 2003 and 0.88% at June 30, 2003.

We recorded net recoveries of $345.0 thousand in the second quarter of 2004, including a $1.2 million recovery of a previously charged-off commercial credit, compared to net charge-offs of $1.6 million in the second quarter of 2003 and $1.8 million in the first quarter of 2004. Partially as a result of this recovery, we were able to record a provision for credit losses of $943.0 thousand in the second quarter of 2004 compared to $2.7 million in the second quarter of 2003 and $2.9 million in the first quarter of 2004. Our ratio of reserve to total loans and leases was 1.43% at June 30, 2004, decreasing from 1.49% at December 31, 2003

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Bremer Reports Second Quarter 2004 Earnings

and 1.62% at June 30, 2003. Meanwhile, our reserve coverage on nonperforming loans and leases increased to 410% at June 30, 2004 from 290% at December 31, 2003 and 204% at June 30, 2003.

Bremer Financial Corporation is a privately-held, $5.9 billion regional financial services company owned by the Otto Bremer Foundation and our more than 1,800 employees. The company, founded in 1943 by Otto Bremer, is headquartered in St. Paul and provides a variety of banking, investment, trust and insurance services in over 100 locations throughout Minnesota, North Dakota and Wisconsin.

Except for historical information contained herein, the statements made in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risk and uncertainties, including statements regarding the intent, belief or current expectations of Bremer Financial Corporation and its management as to Bremer’s strategic directions, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including our competitive environment, economic and other conditions in the markets in which we operate, governmental regulation, including policies and enactments of the Federal Reserve Board, the failure of any proposed acquisitions to be completed for any reason, the failure to successfully integrate any acquisitions, and other risks set forth in Exhibit 99.1 to Bremer’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission, which is incorporated herein by reference.

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Bremer Reports Second Quarter 2004 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three months ended June 30,			Six months ended June 30,
	2004	2003	Change	2004	2003	Change
Operating Results:
Total interest income	$68,678	$69,113	(0.63)%	$135,826	$138,013	(1.58)%
Total interest expense	21,245	22,696	(6.39)	42,634	45,519	(6.34)

Net interest income	47,433	46,417	2.19	93,192	92,494	0.75
Provision for credit losses	943	2,678	(64.79)	3,886	6,156	(36.87)

Net interest income after provision for credit losses	46,490	43,739	6.29	89,306	86,338	3.44
Noninterest income	19,388	22,460	(13.68)	39,728	45,265	(12.23)
Noninterest expense	43,226	42,293	2.21	84,584	83,179	1.69

Income before income tax expense	22,652	23,906	(5.25)	44,450	48,424	(8.21)
Income tax expense	7,706	8,519	(9.54)	15,106	16,849	(10.35)

Net income	$14,946	$15,387	(2.87)%	$29,344	$31,575	(7.07)%

Net income per share	$1.25	$1.28	(2.87)%	$2.45	$2.63	(7.07)
Dividends paid per share	0.45	0.45	--	0.90	0.90	--
Tax equivalent net interest income	$49,500	$48,415	2.24%	$97,331	$96,486	0.88%
Net (recoveries)/charge-offs	(345)	1,633	NM	1,504	2,640	(43.03)
Selected Financial Ratios:
Return on average assets	1.04%	1.16%	(0.12)	1.04%	1.22%	(0.18)
Return on average equity (1)	12.58	13.83	(1.25)	12.51	14.36	(1.85)
Average equity to average assets (1)	8.26	8.42	(0.16)	8.28	8.50	(0.22)
Net interest margin (2)	3.66	3.93	(0.27)	3.66	4.02	(0.36)
Operating efficiency ratio (3)	62.75	59.67	3.08	61.71	58.68	3.03
Net charge-offs to average loans and leases	(0.03)	0.17	(0.20)	0.07	0.14	(0.07)

	June 30 2004	June 30 2003		December 31 2003	Change
Balance Sheet Data:
Total assets	$5,870,480	$5,445,232	7.81%	$5,673,709	3.47%
Securities (4)	1,237,419	1,193,827	3.65	1,314,440	(5.86)
Loans and leases (5)	4,280,321	3,847,940	11.24	3,964,015	7.98
Total deposits	4,037,001	3,760,254	7.36	4,050,976	(0.34)
Long-term debt	426,929	494,291	(13.63)	460,157	(7.22)
Total shareholders' equity and redeemable Class A
common stock	475,643	452,516	5.11	467,427	1.76
Per share book value of common stock	39.64	37.71	5.11	38.95	1.76

Asset Quality:
Reserve for credit losses	$61,288	$62,315	(1.65)%	$58,906	4.04%
Nonperforming assets	18,045	33,834	(46.67)	23,936	(24.61)
Nonperforming assets to total loans, leases
and OREO	0.42%	0.88%	(0.46)	0.60%	(0.18)
Reserve to nonperforming loans and leases	409.95	203.91	206.04	289.63	120.32
Reserve to total loans and leases	1.43	1.62	(0.19)	1.49	(0.06)

(1) (2) (3) (4) (5)	Calculation includes shareholders' equity and redeemable class A common stock.
Tax-equivalent basis (TEB).
Noninterest expense as a percentage of tax-equivalent net interest income and noninterest income.
Includes securities held-to-maturity and securities available-for-sale.
Net of unearned discount and includes nonaccrual loans and leases.

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Bremer Reports Second Quarter 2004 Earnings

BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY BALANCE SHEET AND INCOME STATEMENT
(dollars in thousands)

	Three months ended June 30,				Six months ended June 30,
	2004		2003		2004		2003
	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)	Average Balance	Average Rate/ Yield (1)
Summary Average Balance Sheet:
Total loans and leases (2)	$4,129,993	5.72%	$3,775,010	6.26%	$4,038,246	5.75%	$3,715,534	6.35%
Total securities (3)	1,295,194	3.71	1,152,295	4.21	1,294,012	3.78	1,116,217	4.50
Total other earning assets	16,385	1.28	11,824	2.55	14,658	1.33	14,257	1.80

Total interest earning assets (4)	$5,441,572	5.23%	$4,939,129	5.77%	$5,346,916	5.26%	$4,846,008	5.91%
Total noninterest earning assets	344,023		364,361		350,315		368,221

Total assets	$5,785,595		$5,303,490		$5,697,231		$5,214,229

Noninterest bearing deposits	$723,841		$641,834		$704,955		$631,626
Interest bearing deposits	3,314,223	1.47%	3,069,224	1.71%	3,298,560	1.50%	3,061,457	1.77%
Short-term borrowings	793,810	1.19	590,301	1.31	723,761	1.18	520,480	1.31
Long-term debt	434,717	6.25	494,375	6.21	447,435	6.22	495,207	6.23

Total interest bearing liabilities	$4,542,750	1.88%	$4,153,900	2.19%	$4,469,756	1.92%	$4,077,144	2.25%
Other noninterest bearing liabilities	41,186		61,253		50,835		62,003
Minority interest	150		150		150		150
Total shareholders' equity and redeemable
Class A common stock	477,668		446,353		471,535		443,306

Total liabilities and equity	$5,785,595		$5,303,490		$5,697,231		$5,214,229

	Three months ended June 30,				Six months ended June 30,
	2004	2003	$ Change	% Change	2004	2003	$ Change	% Change
Summary Income Statement:
Total interest income	$68,678	$69,113	$(435)	(0.63)%	$135,826	$138,013	$(2,187)	(1.58)%
Total interest expense	21,245	22,696	(1,451)	(6.39)	42,634	45,519	(2,885)	(6.34)

Net interest income	47,433	46,417	1,016	2.19	93,192	92,494	698	0.75
Provision for credit losses	943	2,678	(1,735)	(64.79)	3,886	6,156	(2,270)	(36.87)

Net interest income after provision for credit losses	46,490	43,739	2,751	6.29	89,306	86,338	2,968	3.44
Service charges	7,823	7,634	189	2.48	15,095	14,732	363	2.46
Insurance	2,132	1,786	346	19.37	4,915	4,024	891	22.14
Trust	2,745	2,444	301	12.32	5,364	4,784	580	12.12
Brokerage	1,781	1,345	436	32.42	3,316	2,582	734	28.43
Gain on sale of loans	3,166	6,208	(3,042)	(49.00)	5,427	10,520	(5,093)	(48.41)
Gain on sale of securities	18	1,637	(1,619)	(98.88)	2,068	5,839	(3,771)	(64.58)
Other	1,723	1,406	317	22.40	3,543	2,784	759	27.26

Total noninterest income	19,388	22,460	(3,072)	(13.68)	39,728	45,265	(5,537)	(12.23)
Salaries and wages	20,489	19,599	890	4.54	39,995	37,887	2,108	5.56
Employee benefits	5,542	6,100	(558)	(9.15)	11,144	12,271	(1,127)	(9.18)
Occupancy	3,002	2,801	201	7.18	6,061	5,590	471	8.43
Furniture and equipment	2,524	2,570	(46)	(1.79)	5,154	5,072	82	1.62
Data processing fees	2,704	2,498	206	8.25	5,343	4,983	360	7.22
FDIC premiums and examination fees	457	439	18	4.10	920	876	44	5.02
Amortization of intangibles	684	716	(32)	(4.47)	1,369	1,433	(64)	(4.47)
Other	7,824	7,570	254	3.36	14,598	15,067	(469)	(3.11)

Total noninterest expense	43,226	42,293	933	2.21	84,584	83,179	1,405	1.69

Income before income tax expense	22,652	23,906	(1,254)	(5.25)	44,450	48,424	(3,974)	(8.21)
Income tax expense	7,706	8,519	(813)	(9.54)	15,106	16,849	(1,743)	(10.35)

Net income	$14,946	$15,387	$(441)	(2.87)%	$29,344	$31,575	$(2,231)	(7.07)%

(1) (2) (3) (4)	Calculation is based on interest income including $2,068 and $1,998 for the three months ended June 30, 2004 and June 30, 2003 and $4,139 and $3,992 for the six months ended June 30, 2004 and June 30, 2003 to adjust to a fully taxable basis using the federal statutory rate of 35%.
Net of unearned discount and includes nonaccrual loans and leases.
Excluding net unrealized gain (loss) on securities available-for-sale.
Before deducting the reserve for credit losses.